UNION STATE BANK

                          KEY EMPLOYEES' SUPPLEMENTAL

                                 INVESTMENT PLAN


                                     Adopted Effective December 1, 1994
                                     Restated and Amended Effective July 1, 1997
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                                UNION STATE BANK

                   KEY EMPLOYEES' SUPPLEMENTAL INVESTMENT PLAN


      The Supplemental Employees' Investment Plan for Salaried Employees of Union State Bank (the "Plan") was adopted effective December 1, 1994. The Plan was established and maintained by Union State Bank solely for the purpose of providing to a select group of highly compensated or management personnel who participate in the U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions) ("Qualified Plan") benefits attributable to (i) contribution allocations which would otherwise be made under the Qualified Plan but for the compensation limitation of Internal Revenue Code ("Code") Section 401(a)(17), and (ii) contributions equal to amounts in excess of the limitations on annual additions imposed by Code Section 415.

      Union State Bank desires to expand the purposes of the Plan to permit certain key executive employees designated by its Board of Directors to defer portions of their compensation, in order to continue to attract and retain talented executives with a competitive compensation package. Accordingly, Union State Bank has adopted the Plan for its key executive employees, and has restated and amended the Plan to provide for such deferral of compensation effective as of July 1, 1997.

      It is the intention of the parties that the arrangements contemplated by the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

      Accordingly, Union State Bank hereby adopts, amends and restates the Plan pursuant to the terms and provisions set forth below:


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                                    ARTICLE I

                                   DEFINITIONS

      Wherever used herein the following terms shall have the meanings hereinafter set forth. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

      1.1 "Board" means the Board of Directors of the Company.

      1.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

      1.3 "Company" means Union State Bank, a New York State banking association, or, to the extent provided in Section 8.7 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

      1.4 "Deferred Compensation Account" means the account maintained by the Company under the plan for a Participant that is credited with amounts contributed under Section 3.1 and 3.3 of the Plan.

      1.5 "Matching Contribution" means the Matching Contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Section 3.3 of the Plan in any Plan Year.

      1.6 "Optional Contribution" means the Optional Contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Section 3.4 of the Plan in any Plan Year.

      1.7 "Participant" means a salaried employee of the Company to whom or with respect to whom contributions may be made under the Plan.


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      1.8 "Plan" means the Key Employees' Supplemental Investment Plan.

      1.9 "Plan Year" means the calendar year. However, the first Plan Year was the period commencing December 1, 1994, and ending December 31, 1994.

      1.10 "Qualified Plan" means the U.S.B. Holding Company, Inc. Employee Stock Ownership Plan (with 401(k) Provisions), and each predecessor, successor, or replacement plan.

      1.11 "Salary Reduction Agreement" means the written salary reduction agreement entered into by a Participant with the Company pursuant to the Plan.

      1.12 "Salary Reduction Contribution" means the salary reduction contribution made by the Company for the benefit of a Participant under and in accordance with the terms of Section 3.1 of the Plan in any Plan Year.

                                   ARTICLE II

                                   ELIGIBILITY

      An employee who is one of a select group of highly compensated or management personnel who is designated eligible to participate by the Board, shall be eligible to participate in the Plan.

                                   ARTICLE III

                                  CONTRIBUTIONS

3.1 Salary Reduction Contributions. The Salary Reduction Contribution to be made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:

      (a) Any portion of the Participant's gross compensation (salary, bonus, other cash compensation for services) for a Plan Year


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                                      Less

      (b) The amount of the Qualified Plan Salary Reduction Contribution actually allocated to the Qualified Plan account of the Participant for the Plan Year.

      Salary Reduction Contributions made for the benefit of the Participant shall be credited to the Deferred Compensation Account in the name of such Participant within 30 days after the date such compensation would otherwise be payable, but for the Salary Reduction Agreement.

      3.2 Salary Reduction Agreement. As a condition to the Company's obligation to make a Salary Reduction Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Salary Reduction Agreement in the form attached hereto. The Agreement for any Plan Year shall be made before the beginning of that Year and shall remain in full force and effect for subsequent Plan Years unless revoked by a Participant by written instrument delivered to the Company prior to the beginning of the Plan Year in which such revocation is to be effective.

      3.3 Matching Contributions. The Matching Contribution made by the Company for the benefit of a Participant for any Plan Year shall be in an amount equal to the difference between (a) and (b) below:

      (a) The lesser of the matching contribution that would be allocated to Participant at the matching rate specified in the Qualified Plan with respect to the aggregate amount of Salary Reduction Contribution actually made by Participant to the Qualified Plan and this Plan, or the Qualified Plan Company Matching Contribution which would have been allocated to the Qualified Plan account of the Participant for the Plan Year if the Participant had contributed to the Qualified Plan the maximum percentage of his gross compensation provided by the Qualified Plan, without giving effect to any reduction in the Qualified Plan Salary Reduction Contribution required by the limitations imposed by Code Sections 402(g) or 415 of the Code on the Qualified Plan.


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                                      Less

      (b) The amount of the Qualified Plan Company Matching Contribution actually allocated to the Qualified Plan account of the Participant for the Plan Year.

      Company Matching Contributions made for the benefit of a Participant for any Plan Year shall be credited to the Deferred Compensation Account maintained under the Plan in the name of such participant at the same time as related Salary Reduction Contributions are credited in accordance with Section 3.1 of the Plan. Company Matching Contributions for each plan year shall become 100% vested on the last day of each such plan year, provided that the Participant remains an employee of the Company on such date; otherwise, all Company Matching Contributions for such plan year shall be forfeited.

      3.4 Optional Contributions. The Optional Contribution made by the Company for the benefit of a Participant for any Plan Year shall be an amount equal to the difference between (a) and (b) below:

      (a) The Qualified Plan Company Optional Contribution which would have been allocated to the Qualified Plan account of the Participant for the Plan Year, considering the full amount of the Participant's compensation, without giving effect to any reduction in the Qualified Plan Company Optional Contribution required by the limitations on compensation imposed on the Qualified Plan by Code Sections 401(a)(17) and/or 415

                                      Less

      (b) The amount of the Qualified Plan Company Optional Contribution actually allocated to the Qualified Plan account of the Participant for the Plan Year.

                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

      Amounts credited hereunder to the Deferred Compensation Account of a Participant shall be treated as if they were actually invested in the Qualified Plan account of the Participant and


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credited with gains and losses at the same time and in the same manner as is applicable to amounts invested in the Qualified Plan account of such Participant. Alternatively, the Company may credit each Participant's Account with amounts actually earned by the funding vehicles it may have selected to cover its potential liability.

                                    ARTICLE V

                                  DISTRIBUTIONS

      All amounts credited to a Participant's Deferred Compensation Account, including gains and losses credited in accordance with Article IV of the Plan, shall be distributed, to or with respect to a Participant only upon termination of the Participant's employment with the Company and all affiliates thereof for any reason including death. All amounts distributable under the Plan shall be distributed in the manner selected by Participant in his most recent Salary Reduction Agreement containing a distribution election, or in the manner selected by Participant on a Special Distribution Election Form furnished by the Company and filed with the Company not less than twelve (12) months prior to Participant's termination of employment with Company or any affiliate. If termination occurs by reason of death, disability or involuntary termination without "cause", such Form filed at any time before such event shall be valid.

      Distribution shall be made in cash, in kind, or in a combination of both; provided, however that if assets are invested in stock of the Company or its parent Company and liquidation thereof for a single cash distribution might be disruptive, such stock may be sold and cash distributed in an orderly fashion.

      The Participant may, in the manner provided above, choose the following alternative modes of distribution:

      1. Distribution of a Participant's Deferred Compensation Account in a single distribution immediately within 30 days or at some later date; or


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      2.    Distribution of a Participant's Deferred Compensation Account in
            substantially equal annual installments over a period not exceeding fifteen (15) years (provided that such period does not exceed the life expectancy of the Participant); or

      3.    Any combination of the foregoing.

      If no such election is made, the distribution will be made in a single distribution within 2 years of termination of employment. If no such elections made on account of death, disability or retirement, the distribution will be made in a single distribution within 1 year of termination of employment.

      If a Participant should die before distribution of the full amount of the Deferred Compensation Account had been made to him, any remaining amounts shall be distributed to his beneficiary in the same manner and to the same extent as the Participant would have received distributions in accordance with the foregoing.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLANS

      6.1 Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

      6.2 General Powers of Administration. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinion and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

                                   ARTICLE VII

                            AMENDMENT OR TERMINATION

      7.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such


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amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

      7.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the balance of the Deferred Compensation Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in the Deferred Compensation Account shall be made to the Participant or his beneficiary in the manner and at the time described in Article V of the Plan. No additional credits of Salary Reduction or Matching Contributions shall be made to the Deferred Compensation Account of a Participant after termination of the Plan, but the Company shall continue to credit gains to the Deferred Compensation Account pursuant to Article IV until the balance of the Deferred Compensation Account has been fully distributed to the Participant or his beneficiary.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      8.1 Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder; provided, however, that the Company in its sole discretion may establish a reserve, segregate specific assets, or create a trust or other vehicle, to hold assets for purposes of administering the Plan or for its own financial purposes. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company, including any reserve, segregated assets, or trust assets that may be maintained by the Company. All amounts credited to the Deferred Compensation Accounts of Participants shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.


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      8.2 No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

      8 3 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

      8.4 Spendthrift Provisions. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, anticipation, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

      8.5 Applicable Law. The Plan shall be construed and administered under the laws of the State of New York.

      8.6 Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

      8.7 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger, or consolidation only if and to the extent that the transferee, purchaser, or successor


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entity agrees to continue the Plan. In the event that the Plan is not continued
by the transferee, purchaser, or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

      8.8 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Deferred Compensation Accounts may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three year after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

      8.9 Limitations on liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability, or expense incurred in connection with the Plan. However, the preceding sentence shall not apply to liability for criminal acts or willful misconduct.

      IN WITNESS WHEREOF, the Company has formally adopted this restated and amended Plan effective on July 1, 1997.


                                  UNION STATE BANK




                         By: /s/ Thomas E. Hales
                             --------------------------------------------------
                             Thomas E. Hales - Chairman, President and CEO


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                                UNION STATE BANK

                   KEY EMPLOYEES' SUPPLEMENTAL INVESTMENT PLAN

                                 AMENDMENT NO. 1

The Union State Bank Key Employees' Supplemental Investment Plan ("Plan") is hereby amended effective September 1, 1998 as follows:

1.    New Section 1.13 is added to read as follows:

      "1.13 "USB Stock" means common stock of U.S.B. Holding Co., Inc."

2. The last paragraph of Section 3.1 is amended in its entirety to read as follows:

      "Salary Reduction Contributions for the benefit of a Participant shall be credited to the Deferred Compensation Account maintained under the Plan in the name of the Participant on the date the compensation would otherwise have been payable, but for the Salary Reduction Agreement."

3. The last paragraph of Section 3.3 is amended in its entirety to read as follows:

      "Company Matching Contributions for the benefit of a Participant for any Plan Year shall be credited to the Deferred Compensation Account maintained under the Plan in the name of the Participant on the last day of such Plan Year."

4.    A new last paragraph is added to Section 3.4 to read as follows:

      "Any Optional Contributions for the benefit of a Participant for any Plan Year shall be credited to the Deferred Compensation Account maintained under the Plan in the name of the Participant on the last day of such Plan Year."

5.    A new Section 3.5 is added to the Plan to read as follows:

      "3.5 Whole Share Price Limitation on Contributions Notwithstanding the provisions of above Sections 3.1, 3.2, 3.3 and 3.4, all contributions to this Plan shall be limited to amounts that will purchase whole shares of USB Stock at the market price paid for such shares on the date the contribution(s) are to be credited to Participants' Deferred Compensation Accounts. Any additional amounts that would be contributed to the Plan but for this Section shall (i) be returned to the Participant or to the Company, and shall not be credited to Participants' Plan accounts or applied to purchase fractional shares of USB Stock, or (ii) if diminimus, held for future purchase of Company Stock for the benefit of the Participant.

6.    Article IV is amended in its entirety to read as follows:


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                     "INVESTMENT OF CONTRIBUTIONS; DIVIDENDS

      4.1 Investment of Contributions Amounts credited hereunder to a Participant's Deferred Compensation Account shall be treated as if they were actually invested in USB Stock on the dates amounts are credited to the Deferred Compensation Account pursuant to Article III hereof. For purposes of reporting to Participants, each Deferred Compensation Account shall be credited with appreciation, depreciation, gains, and/or losses as if actually invested in USB Stock.

      If the Company elects to fund any of its liability hereunder through a trust or other funding mechanism, the Company shall do so only with shares of USB Stock, and shall acquire, issue or release from Treasury such shares of USB Stock on the dates amounts are credited to Participants' Deferred Compensation Accounts pursuant to Article III hereof.

      4.2 Application of Dividends If the Company elects to fund any of its liability hereunder through a trust or other funding mechanism, dividends paid on USB Stock held by such trust or other funding vehicle shall be paid to such trust or other funding vehicle and shall be applied on the date received to the purchase of additional shares of USB Stock. The Plan administrator and/or the trustee or other funding vehicle shall accept only such amounts of dividends as shall equal (on the date received) the purchase price of the maximum number of whole shares of USB Stock, at the market price (paid for such shares) on the date dividends are paid, that can be purchased without any excess cash or other property remaining in the Plan, trust or other vehicle. The Plan administrator shall apply any excess amounts as it deems appropriate, provided they do not become part of the Plan's assets at any time unless such amount is diminimus inasmuch as such dividend may be held to purchase Company Stock in the future for the benefit of the participant."

7. The second paragraph of Article V is amended in its entirety to read as follows:

      "Distribution shall be made solely in shares of USB Stock."

8.    Section 8.1 is amended by deletion of the last sentence thereof.

9.    New Section 6.3 is added to the Plan to read as follows:

      "6.3 Financial Accounting The Company intends this Plan to qualify, under EITF Consensus dated July 23, 1998 relating to Issue 97-14 ("EITF 97-14"), for financial accounting, in the Company's financial statements, as a "Plan A" type program, under which USB Stock held by any trust or other funding mechanism utilized by the Company and the related deferred compensation obligation of the Company each shall be recorded in stockholders, Equity, in an amount equal to the original amounts of deferred compensation credited under the Plan without the need to adjust the USB Stock or the obligation to a market value level. To the extent this Plan must be interpreted at any time, it shall be interpreted to have the meaning which conforms to the requirements of EITF 97-14."


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      IN WITNESS WHEREOF, the Company has formally adopted Amendment No. 1 to the Key Employees' Supplemental Investment Plan effective September 1, 1998.


                                  UNION STATE BANK


                         By: /s/ Thomas E. Hales
                             --------------------------------------------------
                             Thomas E. Hales - Chairman, President and CEO


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